                         AVECOR PATENT LICENSE TO COBE

     This License, entered into and effective as of June 30, 1996 (the "Effective Date") is between Cobe Laboratories, Inc. ("Cobe") and Avecor Cardiovascular, Inc. ("Avecor").

     WHEREAS, Cobe and Avecor are parties to the lawsuit in the United States District Court for the District of Colorado, captioned COBE LABORATORIES, INC.
V. AVECOR CARDIOVASCULAR, INC., Case No. 95-WY-2284-CB; and

     WHEREAS, Cobe and Avecor entered into the Binding Term Sheet having an effective date of June 30, 1996, which provides that Cobe and Avecor shall each grant a license to the other and shall enter into a settlement agreement ("Settlement Agreement"), said licenses and Settlement Agreement to be in accord with the Binding Term Sheet.

     NOW, THEREFORE, in consideration of the settlement, including without limitation the releases, dismissal of the lawsuit and payments, as set forth in the Settlement Agreement, the receipt and adequacy of which are hereby acknowledged by both parties, Cobe and Avecor agree as follows:

                             Article I:  LICENSE.

     1.1 LICENSE. Subject to timely payment of amounts due to it pursuant to paragraph 2 of this License, Avecor hereby grants to Cobe a worldwide, non-exclusive, irrevocable license under Avecor Patents to make, have made, use and sell Restricted Cobe Products. Avecor Patents shall mean U.S. Patents 5,376,334 for MASS TRANSFER DEVICE HAVING A HOLLOW FIBER BUNDLE, 5,462,619 for MASS TRANSFER DEVICE HAVING A HOLLOW FIBER BUNDLE and 5,346,621 for HOLLOW FIBER BLOOD OXYGENATOR, including any divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof or any foreign patents or applications corresponding to any of the foregoing. Restricted Cobe Products shall mean the oxygenator (whether integrated with a reservoir or stand alone) now referred to as the Optima and any future improvements or additions to the Optima line of oxygenators, provided that such improvements or additions use a substantially similar direction of flow of blood through the bundle as does the Optima, as manufactured on the Effective Date of this License. Restricted Cobe Products specifically excludes oxygenators (whether integrated with a reservoir or stand alone) using a radial outward flow of blood as illustrated by but not limited to Avecor's Affinity oxygenator. Term of the Avecor Patents shall mean the term continuing until each claim of the Avecor Patents has expired, been disclaimed, or declared invalid by a final judgment of a court or administrative agency of competent jurisdiction from which no appeal can be or has been taken. For the purposes of this License, "Affiliate" shall mean any partnership, person, corporation or other limited liability company which, directly or indirectly, owns, is owned by, or is under common ownership with, Avecor, Cobe or Gambro AB, where "owns" and "ownership" mean owning at least fifty-one percent (51%) of the equity having the power to vote on or direct the affairs thereof.

     1.2 SUBLICENSE. Avecor hereby grants the right to Cobe to grant sublicenses, express or implied, (i) to Cobe and Gambro AB distributors or Cobe's or Gambro AB's Affiliates' distributors to sell Restricted Cobe Products, (ii) to end use customers of Cobe and of permitted sublicensees to use Restricted Cobe Products and (iii) to its Affiliates (but only for a term ending if the sublicensee ceases to be an Affiliate of Cobe) to make, have made, use and sell Restricted Cobe Products.

     1.3 EXCLUSION OF KNOW-HOW. Avecor shall have no obligation to transfer to Cobe any Avecor know-how or technology and grants no license or other rights to Cobe in such know-how or technology.

     1.4 ASSIGNMENT OF LICENSE. Any person or entity acquiring substantially all of the assets related to the oxygenator business of Cobe and its Affiliates, whether by purchase of stock or assets, by merger or other business combination, or any other means, may succeed to ownership of this License by assignment or operation of law or otherwise.

     1.5 MAINTENANCE AND LITIGATION. Avecor shall have no obligation to maintain or preserve Avecor Patents, and may determine in its sole discretion whether to abandon or otherwise weaken or encumber Avecor Patents. The sole right to institute suit for infringement and to recover resulting damages under Avecor Patents shall rest with Avecor.

                            ARTICLE II:  PAYMENTS.

     2.1 AMOUNT. In consideration of the settlement, including without limitation the releasees, dismissal of the lawsuit and this License, Cobe shall pay Avecor $300,000 within five (5) days of August 6, 1996.

                        ARTICLE III:  CONFIDENTIALITY.

     3.1 CONFIDENTIALITY. Avecor and Cobe shall be under a duty of confidentiality as set forth in paragraph 5 of the Settlement Agreement.

                 ARTICLE IV:  WARRANTIES AND INDEMNIFICATION.

     4.1 WARRANTY EXCEPTIONS. AVECOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED AS TO RESTRICTED COBE PRODUCTS OR THE AVECOR PATENTS; OR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THE DESIGN OF ANY RESTRICTED COBE PRODUCTS OR THAT THE SAME ARE FREE OF INFRINGING THE RIGHTS OF ANY THIRD PARTIES. AVECOR SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED HEREUNDER BY COBE, ITS AFFILIATES, SUBLICENSEES, DISTRIBUTORS OF COBE OR SUBLICENSEES OR ANY CUSTOMERS PERMITTED HEREUNDER OR ANY OTHERS RESULTING FROM THE USE OF OR RELATING TO RESTRICTED COBE PRODUCTS OR THE AVECOR PATENTS.

     4.2 INDEMNIFICATION. Cobe hereby indemnifies, shall defend against and hold Avecor and its Affiliates harmless from any and all claims, loss, liability, damage or expense (including without limitation reasonable fees and expenses of counsel) in connection with investigating or defending any actions or threatened actions arising out of or related to any manufacture, use or sale by Cobe, its Affiliates, sublicensees, distributors of Cobe or sublicensees, or any customers of Restricted Cobe Products including without limitation: (i) any warranties given by Cobe, its Affiliates or distributors or deemed or held by law to have been given by Cobe, its Affiliates or distributors; (ii) any claim of infringement of third party patents or other proprietary rights in connection with the use or sale of Restricted Cobe Products and (iii) any claim for negligence, defective design, product liability or similar claims relating to Restricted Cobe Products.

                            ARTICLE V:  MARKETING.

     5.1 MARKETING EFFORT. Cobe and its Affiliates may determine whether and the manner and extent to which they shall sell Restricted Cobe Products or create, promote or maintain a market for sales of such products.

     5.2 USE OF AVECOR NAME. Cobe shall not use the name of Avecor in connection with any advertising, promotional or sales literature without the prior written consent of Avecor. Avecor shall not unduly restrict or prevent Cobe's use of the name whenever or wherever required by Federal, State or local law or regulation, either domestically or internationally.

     5.3 PATENT MARKING. Cobe shall have no obligation to mark Restricted Cobe Products with Avecor patent numbers or otherwise with respect to Avecor Patents.

                   ARTICLE VI:  TERM AND BREACH OF LICENSE.

     6.1 TERM. The Term of this License shall be for the Term of the Avecor Patents.

     6.2  BREACH OF LICENSE.  The license and sublicense granted in paragraph
1.1 and 1.2 shall be irrevocable. In the event of a breach of this License, the remedy available to the other party shall be strict performance and/or monetary damages and/or whatever is available under contract law but not inconsistent with the irrevocable grant of the license and sublicense. The license and sublicense shall remain in full force and effect notwithstanding any breach or any award of monetary damages or other remedy. In the event of a breach, the nonbreaching party shall provide written notice to the breaching party, whereupon the breaching party shall have 60 days to cure the breach. In the event the breach is not cured within 60 days, the nonbreaching party may initiate arbitration under this License at any time within 90 days of the expiration of said 60 day period.

                       ARTICLE VII:  GENERAL PROVISIONS.

     7.1 RELATIONSHIP OF PARTIES. Nothing contained in this License shall be construed to constitute any party as the partner, employee, representative, or agent of, or joint venturer with, the other party, nor shall any party have any authority to bind the other in any respect, it being intended that the relationship between parties hereunder is that of independent contractors with each party being responsible only for its own actions.

     7.2 FORCE MAJEURE. Force Majeure shall mean any event or condition, not existing as of the date of signature of this License, not reasonably foreseeable as of such a date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of state or prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

     7.3 AMENDMENTS AND WAIVER. No amendment, waiver or consent with respect to any provision of this License shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     7.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, postage prepaid and receipt requested, or by facsimile, to the following addresses or to such other address as a party may notify the other in writing:

     (a)  If to Cobe:    Cobe Laboratories, Inc.
                         14401 West 65th Way
                         Arvada, Colorado 80004
                         Attention:  Managing Patent Counsel
                         Telephone:  (303) 467-6351
                         Facsimile:  (303) 467-6688

     (b)  If to Avecor:  Avecor Cardiovascular, Inc.
                         13010 County RD 6
                         Plymouth MN  55441
                         Attention: CEO
                         Telephone:  (612) 551-2869
                         Facsimile:  (612) 559-5809

Any notice hereunder shall be effective upon receipt.

     7.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This License may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures hereto shall be deemed to have the same force and effect as manual signatures.

     7.6 ENTIRE TRANSACTION. This License contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements, (except as to the Settlement Agreement and the Cobe Patent License To Avecor executed concurrently herewith), understandings and undertakings, whether written or oral, among the parties on the subject matter hereof.

     7.7 APPLICABLE LAW. This License shall be governed by and construed in accordance with the internal substantive laws of the State of Colorado, excluding the United Nations Convention on Contracts for the International Sale of Goods.

     7.8 ARBITRATION. Any dispute, claim or controversy arising out of or relating to this License, except for any claim of indemnification hereunder, shall be finally settled by binding arbitration. All arbitrations shall be held in Chicago, Illinois and conducted in accordance with the American Arbitration Association Commercial Arbitration Rules in effect as of August 6, 1996. The decisions of the arbitrator shall be final and unappealable by the parties, and may be entered in and enforced by any court of competent jurisdiction. The parties further agree that the arbitration shall be conducted by a single arbitrator who shall be independent of both parties and shall be a lawyer at least 50% of whose practice is in the field of patent litigation and licensing. Arbitration pursuant to this License shall be completed and a decision rendered within 90 days of the appointment of the arbitrator in accordance with arbitration rules in effect.

     7.9 OTHER RULES OF CONSTRUCTION. Words in the singular include the plural and in the plural include the singular. The section and other headings contained in this License are for reference purposes only and shall not affect in any way the meaning or interpretation of this License.

     7.10 PARTIAL INVALIDITY. In the event that any provision of this License shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or of the Settlement Agreement or the other license.

     IN WITNESS HEREOF, each of the parties has caused this License to be executed on its behalf by a duly authorized officer all as of the date first written above.

Cobe Laboratories, Inc.                Avecor Cardiovascular, Inc.



/s/ Bruce R. Winsor                    /s/ Anthony Badolato
- ----------------------------           ----------------------------
By: Bruce R. Winsor                    By: Anthony Badolato
Title: Assistant Secretary             Title: Chief Executive Officer